Exhibit 3.3

AMENDMENT

TO

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

OF

OAKTREE CAPITAL GROUP, LLC

This AMENDMENT TO THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF OAKTREE CAPITAL GROUP, LLC (the “Company”) is dated as of March 29, 2012 (this “Amendment”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1 of the Third Amended Agreement (as defined below).

WHEREAS, the Company was formed under the Delaware Act pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on April 13, 2007, and a Limited Liability Company Agreement dated as of April 13, 2007 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in its entirety by an Amended and Restated Operating Agreement (the “First Amended Agreement”) dated as of May 25, 2007;

WHEREAS, the First Amended Agreement was amended and restated in its entirety by a Second Amended and Restated Operating Agreement (the “Second Amended Agreement”) dated as of March 28, 2008;

WHEREAS, the Second Amended Agreement was amended and restated in its entirety by a Third Amended and Restated Operating Agreement (the “Third Amended Agreement”) dated as of August 31, 2011; and

WHEREAS, pursuant to Section 10.3 of the Third Amended Agreement, the Board of Directors has authorized and approved an amendment to the Third Amended Agreement on the terms set forth herein.

NOW THEREFORE, the Third Amended Agreement is hereby amended as follows:

Section 1. Section 4.2 of the Third Amended Agreement is hereby amended and restated as follows:

Section 4.2 Treatment under the Uniform Commercial Code. The Company hereby irrevocably elects that all Units in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware from time to time.

Section 2. The provisions of Section 14.1 of the Third Amended Agreement are incorporated herein by reference and shall apply to this Amendment mutatis mutandis.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

Manager:

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Todd Molz
Name: Todd Molz
Title: Managing Director and General Counsel

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

[Amendment to Oaktree Capital Group, LLC Third Amended and Restated Operating Agreement]